UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015 (January 13, 2015)

American Realty Capital Global Trust II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-196549	35-2506937
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On January 13, 2015, American Realty Capital Global Trust II, Inc. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. The Company engaged PricewaterhouseCoopers LLP (“PwC”) as its new independent registered public accounting firm as of January 13, 2015. The Company’s audit committee participated in and approved the decision to dismiss Grant Thornton and to appoint PwC.

Grant Thornton’s audit report on the Company’s consolidated financial statements for the period from April 23, 2014 to May 28, 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Since the Company’s establishment in April 2014 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through January 13, 2015, (i) there were no disagreements between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of the foregoing statements and has requested and received from Grant Thornton a letter addressed to the Securities and Exchange Commission stating whether or not Grant Thornton agrees with the above statements. A copy of the letter from Grant Thornton is attached as Exhibit 16.1 to this Form 8-K.

During the most recent fiscal year and the subsequent interim period from January 1, 2015 through January 13, 2015, neither the Company nor anyone acting on behalf of the Company, consulted PwC regarding any of the matters or events set forth in Item 3.04(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

Date: January 20, 2015	By:	/s/ Scott J. Bowman
Scott J. Bowman
Chief Executive Officer